                                                                     EXHIBIT 4.1


================================================================================



                            YOUNG BROADCASTING INC.
                                   As Issuer,

                             THE INITIAL GUARANTORS
                                  named herein

                                      AND

                           FIRST UNION NATIONAL BANK,

                                   as Trustee

                                   INDENTURE

                           Dated as of June 15, 1997


================================================================================
                                  $200,000,000

              8 3/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A

              8 3/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B

                             CROSS-REFERENCE TABLE

Trust Indenture
  Act Section                                                  Indenture Section
---------------                                                -----------------

310(a)(1)......................................................       7.10
   (a)(2)......................................................       7.10
   (a)(3)......................................................       N.A.**
   (a)(4)......................................................       N.A.
   (a)(5)......................................................       7.10
   (b).........................................................       7.10
   (c).........................................................       N.A.
311(a).........................................................       7.11
   (b).........................................................       7.11
   (c).........................................................       N.A.
312(a).........................................................       2.05
   (b).........................................................       12.03
   (c).........................................................       12.03
313(a).........................................................       7.06
   (b)(1)......................................................       N.A.
   (b)(2)......................................................       7.06
   (c).........................................................       7.06;12.02
   (d).........................................................       7.06
314(a).........................................................       4.02;12.02
   (b).........................................................       N.A.
   (c)(1)......................................................       12.04
   (c)(2)......................................................       12.04
   (c)(3)......................................................       N.A.
   (d).........................................................       N.A.
   (e).........................................................       12.05
   (f).........................................................       N.A.
315(a).........................................................       7.01
   (b).........................................................       7.05
   (c).........................................................       7.01
   (d).........................................................       7.01
   (e).........................................................       6.11
316(a)(last sentence)..........................................       2.09
   (a)(1)(A)...................................................       6.05
   (a)(1)(B)...................................................       6.04
   (a)(2)......................................................       N.A.
   (b).........................................................       6.04;6.07
317(a)(1)......................................................       6.08
   (a)(2)......................................................       6.09
   (b).........................................................       2.04
318(a).........................................................       12.01

----------------------
*    This Cross-Reference Table is not part of the Indenture
**   Not applicable.

                               TABLE OF CONTENTS

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                                                                            ----

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.                                                    1
SECTION 1.02. Other Definitions.                                             19
SECTION 1.03. Incorporation by Reference of TIA.                             20
SECTION 1.04. Rules of Construction.                                         20

                                   ARTICLE II

                                   THE NOTES

SECTION 2.01. Form and Dating.                                               20
SECTION 2.02. Execution and Authentication.                                  21
SECTION 2.03. Registrar and Paying Agent.                                    22
SECTION 2.04. Paying Agent to Hold Money in Trust.                           23
SECTION 2.05. Holder Lists.                                                  23
SECTION 2.06. Transfer and Exchange.                                         23
SECTION 2.07. Replacement Notes.                                             24
SECTION 2.08. Outstanding Notes.                                             24
SECTION 2.09. Treasury Notes.                                                25
SECTION 2.10. Temporary Notes.                                               25
SECTION 2.11. Cancellation.                                                  25
SECTION 2.12. Defaulted Interest.                                            26
SECTION 2.13. Record Date                                                    26
SECTION 2.14. CUSIP Number.                                                  26
SECTION 2.15. Book-Entry Provisions for Global Notes.                        26
SECTION 2.16. Special Transfer Provisions.                                   28

                                  ARTICLE III

                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01. Notice to Trustee.                                             30
SECTION 3.02. Selection of Notes to Be Redeemed or Purchased.                30
SECTION 3.03. Notice of Redemption.                                          31
SECTION 3.04. Effect of Notice of Redemption.                                32
SECTION 3.05. Deposit of Redemption Price.                                   32

                                                                           Page
                                                                           ----

SECTION 3.06. Notes Redeemed in Part.                                        32
SECTION 3.07. Redemption Provisions.                                         32
SECTION 3.08. Procedures Relating to Mandatory Offers.                       33

                                   ARTICLE IV

                                   COVENANTS

SECTION 4.01. Payment of Principal, Premium, and Interest.                   34
SECTION 4.02. Reports.                                                       34
SECTION 4.03. Compliance Certificate.                                        35
SECTION 4.04. Stay, Extension and Usury Laws.                                36
SECTION 4.05. Limitation on Restricted Payments.                             36
SECTION 4.06. Corporate Existence.                                           37
SECTION 4.07. Limitation on Incurrence of Indebtedness and Issuance of
                Disqualified Stock.                                          37
SECTION 4.08. Limitation on Transactions with Affiliates.                    39
SECTION 4.09. Limitation on Liens.                                           40
SECTION 4.10. Taxes.                                                         41
SECTION 4.11. Limitation on Dividends and Other Payment
                Restrictions Affecting Restricted Subsidiaries.              41
SECTION 4.12. Maintenance of Office or Agency.                               42
SECTION 4.13. Change of Control.                                             42
SECTION 4.14. Limitation on Asset Sales.                                     44
SECTION 4.15. Limitation on Guarantees of Company Indebtedness
                by Restricted Subsidiaries.                                  45
SECTION 4.16. Limitation on Incurrence of Senior Subordinated Debt.          46
SECTION 4.17. Limitation on Subsidiary Capital Stock.                        46
SECTION 4.18. Future Subsidiary Guarantors.                                  47
SECTION 4.19. Limitation on Certain Transfers of Assets.                     47
SECTION 4.20. Maintenance of Properties.                                     47
SECTION 4.21. Maintenance of Insurance.                                      47

                                   ARTICLE V

                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation and Sale of Assets.                      48
SECTION 5.02. Surviving Person Substituted.                                  49

                                                                           Page
                                                                           ----

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.                                             49
SECTION 6.02. Acceleration.                                                  52
SECTION 6.03. Other Remedies.                                                52
SECTION 6.04. Waiver of Past Defaults.                                       53
SECTION 6.05. Control by Majority of Holders.                                53
SECTION 6.06. Limitation of Suits by Holders.                                53
SECTION 6.07. Rights of Holders to Receive Payment.                          54
SECTION 6.08. Collection Suit by Trustee.                                    54
SECTION 6.09. Trustee May File Proofs of Claim.                              54
SECTION 6.10. Priorities.                                                    55
SECTION 6.11. Undertaking for Costs.                                         55

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.                                             56
SECTION 7.02. Rights of Trustee.                                             57
SECTION 7.03. Individual Rights of Trustee.                                  57
SECTION 7.04. Trustee's Disclaimer.                                          57
SECTION 7.05. Notice to Holders of Defaults and Events of Default.           58
SECTION 7.06. Reports by Trustee to Holders.                                 58
SECTION 7.07. Compensation and Indemnity.                                    58
SECTION 7.08. Replacement of Trustee.                                        59
SECTION 7.09. Successor Trustee by Merger, Etc.                              60
SECTION 7.10. Eligibility; Disqualification.                                 60
SECTION 7.11. Preferential Collection of Claims Against Company.             61

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

SECTION 8.01. Discharge of Liability on Notes; Defeasance.                   61
SECTION 8.02. Conditions to Defeasance.                                      62
SECTION 8.03. Application of Trust Money.                                    63
SECTION 8.04. Repayment to Company.                                          63
SECTION 8.05. Indemnity for U.S. Government Obligations.                     63
SECTION 8.06. Reinstatement.                                                 63

                                                                           Page
                                                                           ----

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.01. Amendments and Supplements Permitted Without
                Consent of Holders.                                         64
SECTION 9.02. Amendments and Supplements Requiring Consent
                of Holders.                                                 64
SECTION 9.03. Compliance with TIA.                                          65
SECTION 9.04. Revocation and Effect of Consents.                            66
SECTION 9.05. Notation on or Exchange of Notes.                             66
SECTION 9.06. Trustee Protected.                                            66
SECTION 9.07. Amendments Requiring Consent of Holders of Senior Debt.       67

                                   ARTICLE X

                                 SUBORDINATION

SECTION 10.01. Agreement to Subordinate.                                    67
SECTION 10.02. Liquidation; Dissolution; Bankruptcy.                        67
SECTION 10.03. Default on Senior Debt.                                      68
SECTION 10.04. Acceleration of Notes.                                       69
SECTION 10.05. When Distributions Must Be Paid Over.                        69
SECTION 10.06. Notice.                                                      70
SECTION 10.07. Subrogation.                                                 70
SECTION 10.08. Relative Rights.                                             71
SECTION 10.09. The Company and Holders May Not Impair Subordination.        71
SECTION 10.10. Distribution or Notice to Representative.                    72
SECTION 10.11. Rights of Trustee and Paying Agent.                          72
SECTION 10.12. Authorization to Effect Subordination.                       73
SECTION 10.13. Payment.                                                     73

                                   ARTICLE XI

                               INITIAL GUARANTEES

SECTION 11.01. Initial Guarantees.                                          73
SECTION 11.02. Trustee to Include Paying Agents.                            75
SECTION 11.03. Subordination of Initial Guarantees.                         75
SECTION 11.04. Senior Subordinated Debt of Initial Guarantors.              75
SECTION 11.05. Limits on Initial Guarantees.                                75
SECTION 11.06. Execution of Initial Guarantee.                              76

                                                                         Page
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                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.                               76
SECTION 12.02. Notices.                                                    76
SECTION 12.03. Communication by Holders with Other Holders.                78
SECTION 12.04. Certificate and Opinion as to Conditions Precedent.         78
SECTION 12.05. Statements Required in Certificate or Opinion.              78
SECTION 12.06. Rules by Trustee and Agents.                                79
SECTION 12.07. Legal Holidays.                                             79
SECTION 12.08. No Recourse Against Others.                                 79
SECTION 12.09. Counterparts.                                               79
SECTION 12.10. Initial Appointments, Compliance Certificates.              79
SECTION 12.11. Governing Law.                                              79
SECTION 12.12. No Adverse Interpretation of Other Agreements.              80
SECTION 12.13. Successors.                                                 80
SECTION 12.14. Severability.                                               80
SECTION 12.15. Third Party Beneficiaries.                                  80
SECTION 12.16. Table of Contents, Headings, Etc.                           80

          THIS INDENTURE, dated as of June 15, 1997, is by and among (i) Young Broadcasting Inc. (the "Company"), as issuer of the 8 3/4% Senior Subordinated Notes due 2007 (the "Notes"), (ii) Young Broadcasting of Albany, Inc., Young Broadcasting of La Crosse, Inc., Young Broadcasting of Lansing, Inc., Winnebago Television Corporation, Young Broadcasting of Nashville, Inc., YBT, Inc., WKRN, L.P., Young Broadcasting of Louisiana, Inc., LAT, Inc., KLFY, L.P., Young Broadcasting of Richmond, Inc., Young Broadcasting of Green Bay, Inc., Young Broadcasting of Knoxville, Inc., WATE, L.P., YBK, Inc., Young Broadcasting of Davenport, Inc., a Delaware corporation, Young Broadcasting of Sioux Falls, Inc., a Delaware corporation, Young Broadcasting of Rapid City, Inc., a Delaware corporation, Young Broadcasting of Los Angeles, Inc., a Delaware corporation, and Fidelity Television, Inc., a California corporation, as guarantors of the Company's obligations under this Indenture and the Notes (each an "Initial Guarantor"), and (iii) First Union National Bank, as trustee (the "Trustee").

          The Company, each Initial Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:

                                ARTICLE I

                         DEFINITIONS AND INCORPORATION

                                  BY REFERENCE

SECTION 1.01.  Definitions.

          "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

          "Acquisition" refers to the purchase by the Company from Nationwide Communications Inc. of Television Stations WRIC-TV, Richmond, Virginia, WATE-TV, Knoxville, Tennessee, and WBAY-TV, Green Bay, Wisconsin, pursuant to the Acquisition Agreement.

          "Acquisition Agreement" means the Agreement of Sale, dated June 3, 1994, between Nationwide Communications Inc. and the Company.

          "Additional Guarantee" means any guarantee of the Company's obligations under this Indenture and the Notes issued after the Issue Date pursuant to Section 4.15.

          "Additional Guarantor" means any Subsidiary of the Company that guarantees the Company's obligations under this Indenture and the Notes issued after the Issue Date pursuant to Section 4.15 or Section 4.18.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent, or co-registrar.

          "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of Section 5.01), or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary) for Net Proceeds in excess of $1,000,000.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

          "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

          "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

          "Change of Control" means the occurrence of either of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total outstanding Voting Stock of the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

          "Commission" means the Securities and Exchange Commission.

          "Company" means Young Broadcasting Inc., a Delaware corporation, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.

          "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

          "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

          "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of November 15, 1996, between the Company, the lenders named therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, Canadian Imperial Bank of Commerce, as Documentation Agent, and Bankers Trust Company, as Administrative Agent and Issuing Bank, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in con-nection with any such amendment, modification, renewal, refunding, replacement or refinancing.

          "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

          "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Custodian" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and its Restricted Subsidiaries (excluding any such Disqualified Stock held by the Company or its Wholly Owned Restricted Subsidiaries), to (ii) Operating Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period.

          "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

          "Designated Senior Debt" means (i) the Senior Bank Debt, and (ii) any other Senior Debt of the Company permitted to be incurred under this Indenture the principal amount of which is $20,000,000 or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

          "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

          "Dollars" and "$" means lawful money of the United States of America.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Notes" means each of (i) $120,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2004 of the Company, (ii) $125,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2005 of the Company and (iii) $125,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2006 of the Company.

          "Existing Notes Indentures" means the Indentures dated as of November 14, 1994, June 1, 1995 and January 1, 1996 among the Company, the Initial Guarantors and State Street Bank and Trust Company, as Trustee or successor Trustee, as the case may be, and pursuant to which the Existing Notes were issued.

          "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

          "Final Memorandum " means the Final Offering Memorandum of the Company and the Initial Guarantors, dated June 16, 1997, which describes the Notes.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "Global Note" means a Note evidencing all or a part of the Notes issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Holder" means any person in whose name a Note is registered.

          "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien,
(vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

          "Initial Guarantees" means the guarantees of the Company's obligations under this Indenture and the Notes by the Initial Guarantors.

          "Initial Guarantors" means (i) Young Broadcasting of Albany, Inc., a Delaware corporation, (ii) Young Broadcasting of La Crosse, Inc., a Wisconsin corporation, (iii) Young Broadcasting of Lansing, Inc., a Michigan corporation,
(iv) Winnebago Television Corporation, an Illinois corporation, (v) Young Broadcasting of Nashville, Inc., a Delaware corporation, (vi) YBT, Inc., a Delaware corporation, (vii) WKRN, L.P., a Delaware limited partnership, (viii) Young Broadcasting of Louisiana, Inc., a Delaware corporation, (ix) LAT, Inc., a Delaware corporation, (x) KLFY, L.P., a Delaware limited partnership, (xi) Young Broadcasting of Richmond, Inc., a Delaware corporation, (xii) Young Broadcasting of Green Bay, Inc., a Delaware corporation, (xiii) Young Broadcasting of Knoxville, Inc., a Delaware corporation, (xiv) WATE, L.P., a Delaware limited partnership, (xv) YBK, Inc. a Delaware corporation, (xvi) Young Broadcasting of Davenport, Inc., a Delaware corporation, (xvii) Young Broadcasting of Sioux Falls, Inc., a Delaware corporation, (xviii) Young Broadcasting of Rapid City, Inc., a Delaware corporation, (xix) Young Broadcasting of Los Angeles, Inc., a Delaware corporation, and (xx) Fidelity Television, Inc., a California corporation.

          "Initial Purchaser" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Differential" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, the difference between the rate of interest on the Notes and the rate of interest on the Senior Bank Debt immediately prior to the commencement of such Insolvency or Liquidation Proceeding, excluding in each case any increase in the rate of interest resulting from any default or event of default.

          "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issue" means create, issue, assume, guarantee, incur or otherwise become, directly or indirectly, liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by designation, merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

          "Issue Date" means the date of original issuance of the Notes.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in the city in which the principal office of the Trustee is located are not required to be open.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

          "Notes" means the Series A Notes and Series B Notes as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

          "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer" means a Change of Control Offer made pursuant to Section 4.13 or an Asset Sale Offer made pursuant to Section 4.14.

          "Officer" means, with respect to any Person, the Chairman, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed by two Officers of the Company.

          "Offshore Physical Notes" has the meaning set forth in Section 2.01.

          "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

          "Opinion of Counsel" means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).

          "Permitted Holders" means (i) any of Adam Young or Vincent Young; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of any such siblings or the spouse of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii), or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any Investments in Cash Equivalents;
(iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary of the Company, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) notes from employees issued to the Company representing (x) loans for the payment of the exercise price of options to purchase Capital Stock of the Company or (y) loans to satisfy federal income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's Incentive Stock Grant Program, in an aggregate amount not to exceed $2,000,000 outstanding at any one time; (vi) any securities received in connection with an Asset Sale that complies with Section 4.14; (vii) any Investment represented by the Company's obligations to Nationwide Communications Inc. pursuant to the Acquisition Agreement; (viii) Interest Rate Agreement Obligations permitted pursuant to Section 4.07(b); (ix) any Guarantee issued by any Subsidiary of the Company in respect of

Senior Debt and any Subsidiary Guarantee; and (x) any other Investments that do not exceed $5,000,000 in amount in the aggregate at any one time outstanding.

          "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company and Liens on assets or property of a Restricted Subsidiary that secure Senior Debt of such Restricted Subsidiary, in each case in which such Senior Debt is permitted under the provisions of Section
4.07 and provided that the provisions described under Section 4.15 are complied with; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property;
(iv) Liens arising from Capital Lease Obligations permitted under this Indenture; (v) Liens arising from Purchase Money Indebtedness permitted under this Indenture; (vi) Liens in respect of Interest Rate Agreement Obligations permitted under this Indenture; (vii) Liens in favor of the Company or any Restricted Subsidiary; (viii) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; and (x) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Notes" has the meaning set forth in Section 2.01.

          "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A-1.

          "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.

          "Purchase Agreement" means the purchase agreement dated June 16, 1997 by and among the Company, the Initial Guarantors and the Initial Purchaser of the Notes.

          "Purchase Date" means (i) in the case of a Change of Control Offer pursuant to Section 4.13, the Change of Control Purchase Date and (ii) in the case of an Asset Sale Offer pursuant to Section 4.14, the Asset Sale Offer Purchase Date.

          "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

          "Qualified Issuer" means (A) any lender that is a party to the Credit Agreement; and (B) any commercial bank (i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

          "Registered Exchange Offer" means the offer to exchange the Series B Notes for all of the outstanding Series A Notes in accordance with the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company, the Initial Guarantors and the Initial Purchaser, relating to the Notes and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

          "Regulation S" means Regulation S under the Securities Act.

          "Reorganization Securities" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, Capital Stock or other securities of the Company as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment) that are subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Debt after giving effect to such plan of reorganization or readjustment; provided, however, that if debt securities
(i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Debt of the Company (as modified by such plan of reorganization or readjustment), (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of
(x) the rate of interest on the Notes and (y) the sum of the rate of interest on the Senior Bank Debt on the effective date of such plan of reorganization or readjustment and the Interest Differential, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the interest rate on the Senior Bank Debt at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to Holders than those in effect with respect to the Notes on the Issue Date.

          "Representative" means, with respect to any Designated Senior Debt, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Designated Senior Debt.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 4.07(b); or (iv) any Restricted Investment. Notwithstanding the foregoing, a "Restricted Payment" shall not include the repurchase of the Company's Series D 13.5% Cumulative Redeemable Non-Participating Senior Preferred Stock, Series E 14.0%

Cumulative Redeemable Non-Participating Senior Preferred Stock and Series F 11% Cumulative Redeemable Non-Participating Senior Preferred Stock (the "DEF Preferred Stock") and certain warrants to purchase shares of Common Stock (the "New Warrants"), which New Warrants and shares of DEF Preferred Stock were issued in December 1992, and which repurchase is effected pursuant to the Financing Plan as defined in and described in the Company's Prospectus, dated as of November 7, 1994, with respect to $120,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any
Note is a Restricted Security.

          "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Bank Debt" means (i) the Indebtedness outstanding or arising under the Credit Agreement up to a maximum principal amount of $500,000,000, less any required repayments which result in a permanent reduction in the commitments thereunder, (ii) all Obligations incurred by or owing to the holders of such Indebtedness outstanding or arising under the Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses), and (iii) all Interest Rate Agreement Obligations arising pursuant to the Interest Rate and Currency Exchange Agreement dated as of June 30, 1989 between the Company and Morgan Guaranty Trust Company of New York (or its assigns), any schedule thereto or any confirmation of an interest rate swap transaction thereunder, as the same may be amended or modified from time to time.

          "Senior Debt" means (A) with respect to the Company, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes, and (B) with respect to any Subsidiary Guarantor, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) such Subsidiary Guarantor's obligations in respect of the Senior Bank Debt, including its obligations as guarantor thereof, and (ii) any other Indebted-ness permitted to be incurred by such Subsidiary Guarantor under the terms of this Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or their Affiliates,
(iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of this Indenture, (v) Indebtedness evidenced by the Notes or the Subsidiary Guarantees, or (vi) Indebtedness of a Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.

          "Senior Subordinated Indebtedness" means (A) with respect to the Company, all Indebtedness of the type referred to in clause (A)(ii) of the definition of Senior Debt unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is either Senior Debt of the Company or is subordinated in right of payment to the Notes, and (B) with respect to each Subsidiary Guarantor, all Indebtedness of the type referred to in clause (B)(ii) of the definition of Senior Debt unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is either Senior Debt of such Subsidiary Guarantor or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Subordinated Indebtedness shall not include any Indebtedness of the type referred to in clauses (i), (ii), (iii) and (iv) at the end of the definition of Senior Debt.

          "Series A Notes" means the 8 3/4% Senior Subordinated Notes due 2007 being issued and sold pursuant to the Purchase Agreement and this Indenture.

          "Series B Notes" means the 8 3/4% Senior Subordinated Notes due 2007 (the terms of which are identical to the Series A Notes except that the Series B Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series A Notes), to be issued in exchange for the Series A Notes pursuant to the Registered Exchange Offer and this Indenture.

          "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor of the type referred to in clause (A)(ii) or (B)(ii) of the definition of Senior Debt if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (A) if incurred by the Company, subordinated in right of payment to the Notes, or (B) if incurred by a Subsidiary Guarantor, subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

          "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

          "Subsidiary Guarantees" means the Initial Guarantees and any Additional Guarantees.

          "Subsidiary Guarantors" means the Initial Guarantors and any Additional Guarantors.

          "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "Television Stations" means the Television Stations presently known as WKRN-TV, Nashville, Tennessee, WTEN-TV, Albany, New York, WLNS-TV, Lansing, Michigan, KLFY-TV, Lafayette, Louisiana, WKBT-TV, La Crosse-Eau Claire, Wisconsin, WTVO-TV, Rockford, Illinois, WRIC-TV, Richmond, Virginia, WATE-TV, Knoxville, Tennessee, WBAY-TV, Green Bay, Wisconsin, KWQC-TV, Davenport, Iowa, KELO-TV, Sioux Falls, South Dakota and KCAL-TV, Los Angeles, California.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended from time to time.

          "Trustee" means First Union National Bank until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any vice president, assistant vice president, treasurer, assistant treasurer, assistant secretary or special assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case assigned by the Trustee to administer this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company provided that (i) if such Subsidiary is formed or created by the Company, such Subsidiary (a) is designated as an Unrestricted Subsidiary prior to such formation or creation, (b) has total assets at the time of such formation or creation with a fair market value not exceeding $1,000, and (c) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Company, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no portion of any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (iv) neither the Company nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company, and
(v) neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional shares of Capital Stock of such Subsidiary, or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and a certificate stating that such designation complies with the foregoing conditions. Notwithstanding the foregoing or any other provision of this Indenture to the contrary, no assets of the Television Stations may be held at any time by any Unrestricted Subsidiary, other than assets transferred to Unrestricted Subsidiaries that in the aggregate are not material to such broadcasting operations. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may (x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of this Indenture.

          "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Issuer's option prior to the stated maturity date of the Notes.

          "U.S. Physical Notes" shall have the meaning set forth in Section
2.01.

          "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

SECTION 1.02.    Other Definitions.
                                                                DEFINED IN
             TERM                                                SECTION


             "Additional Guarantee"                                4.15
             "Asset Sale Offer"                                    4.14
             "Asset Sale Offer Purchase Date"                      4.14
             "Asset Sale Offer Trigger Date"                       4.14
             "Change of Control Offer"                             4.13
             "Change of Control Purchase Date"                     4.13
             "Covenant Defeasance Option"                          8.01
             "Event of Default"                                    6.01
             "Excess Proceeds"                                     4.14
             "Legal Defeasance Option"                             8.01

             "Notice of Default"                                   6.01
             "Other Indebtedness"                                  4.15
             "Paying Agent"                                        2.03
             "Payment Blockage Notice"                            10.03
             "Payment Blockage Period"                            10.03
             "Permitted Indebtedness"                              4.07
             "Permitted Payments"                                  4.05
             "Purchase Date"                                       3.08
             "Refinancing Indebtedness"                            4.07
             "Registrar"                                           2.03
             "Required Filing Dates"                               4.02
             "Trustee Expenses"                                    6.08

SECTION 1.03.                 Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended ("TIA"), the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04.  Rules of Construction.

          Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) any reference to a Section or Article refers to such Section or Article of this Indenture.

                               ARTICLE II

                                   THE NOTES

SECTION 2.01.  Form and Dating.

          The Series A Notes and Series B Notes, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, respectively. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A-1 ("Global Notes"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Notes in registered form set forth in Exhibit A-1 (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A-1 (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

SECTION 2.02.  Execution and Authentication.

          Two Officers of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. The Company's seal shall be reproduced on each Note. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 11.06.

          A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A-1. The Trustee may appoint an authenticating agent
             -----------
acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.

          The Trustee shall authenticate (i) Series A Notes for original issue in the aggregate principal amount of $200,000,000 and (ii) Series B Notes from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the series and type of Notes and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000, except as provided in
Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

          The Trustee shall not be required to authenticate or to cause an authenticating agent to authenticate any Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes or this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not be lawfully taken.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

SECTION 2.04.  Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

SECTION 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least fifteen Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06.  Transfer and Exchange.

          Subject to Sections 2.15 and 2.16 when Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder of such Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate, Notes at the Registrar's request. The Trustee shall notify the Company of all such registered transfers and exchanges.

          Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

          No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange pursuant to
Section 2.10, 3.06 or 9.05, which the Company shall pay).

          Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

SECTION 2.07.  Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

SECTION 2.08.  Outstanding Notes.

          The Notes outstanding at any time are all the Notes the Trustee has authenticated except those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. If a
Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.

SECTION 2.09.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

SECTION 2.10.  Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.07 or an Offer pursuant to Section 4.13 or 4.14), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section
4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

SECTION 2.13.  Record Date

          The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the TIA.

SECTION 2.14.  CUSIP Number.

          A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.  Book-Entry Provisions for Global Notes.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the

Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer or exchange of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraph (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A-1.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.  Special Transfer Provisions.

          (a)  Transfers to Non-QIB Institutional Accredited Investors and
               -----------------------------------------------------------
Non-U.S. Persons.  The following provisions shall apply with respect to the
----------------
registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

             (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after June 23, 1999 or
     (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and the transferor has delivered to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or (2) in the case of a transfer to a Non-U.S. Person, the transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

             (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, certifications, legal opinions and other information, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply
               -----------------
with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

             (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

             (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section
2.16 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

          (d)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                               ARTICLE III

                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01.  Notice to Trustee.

          If the Company elects to redeem Notes pursuant to Section 3.07 it shall furnish to the Trustee, at least 30 but not more than 60 days before notice of any redemption is to be mailed to Holders (or such shorter times as may be satisfactory to the Trustee), an Officers Certificate stating that the Company has elected to redeem Notes pursuant to Section 3.07, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, the amount of accrued and unpaid interest on such Notes as of the redemption date and the manner in which Notes are to be selected for redemption if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

          If the Company is required to offer to purchase Notes pursuant to
Section 4.13 or 4.14, it shall furnish to the Trustee, at least two Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers Certificate setting forth that the Offer is being made pursuant to
Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on such Notes as of the Purchase Date.

          The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

SECTION 3.02.  Selection of Notes to Be Redeemed or Purchased.

          If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Company shall select the outstanding Notes to be redeemed or accepted for payment in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; provided that Notes redeemed or accepted for payment in part shall only be purchased in integral multiples of $1,000. If the Company elects to mail notice of a redemption to Holders, the Company shall at least five days prior to the date notice of redemption is to be mailed, (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption, and (ii) notify the Trustee of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Company shall select on or prior to the Purchase Date for such Offer the Notes to be accepted for payment. The Company shall select for redemption or purchase Notes or portions of Notes in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Notes held by such Holder, even if not a multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase.

SECTION 3.03.  Notice of Redemption.

          (a) At least 30 days but not more than 60 days before any redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any
Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

          (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to de-liver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.

SECTION 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

SECTION 3.05.  Deposit of Redemption Price.

          (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. After any redemption date, the Trustee or the Paying Agent shall promptly return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          (b) If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Notes and Section 4.01.

SECTION 3.06.  Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  Redemption Provisions.

          Except as set forth below, the Notes are not redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on June 15, of the years indicated below.


                        Year                            Percentage
                        ----                            ----------

                2002................................     104.375%
                2003................................     102.917%
                2004................................     101.458%
                2005 and thereafter.................     100.000%


          Notwithstanding the foregoing, at any time prior to June 15, 2000, the Company, at its option, may redeem the Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 108 3/4% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66.7% of the aggregate principal amount of the Notes originally issued.

SECTION 3.08.  Procedures Relating to Mandatory Offers.

          (a) On the Purchase Date for any Offer, the Company will (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Sales, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sales to the extent provided in Section 4.14(c), (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Notes tendered pursuant to the Offer, together with an Officers Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes or portions thereof tendered by each such Holder.

          (b) With respect to any Offer, (i) if less than all of the Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select on or prior to the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02, and (ii) if the Company deposits with the Paying Agent on or prior to the Purchase Date an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Purchase Date; provided, however, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Notes accepted for payment and interest shall continue to accrue on all Notes not purchased.

          (c)  Promptly after consummation of an Offer, (i) the Paying
Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

          (d) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other securities laws and regulations in connection with any Offer.

                                  ARTICLE IV

                                   COVENANTS

SECTION 4.01.  Payment of Principal, Premium, and Interest.

          Subject to the provisions of Article X, the Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 11 a.m. Eastern Standard Time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest; provided, however, that principal, premium or interest shall not be considered paid within the meaning of this Section 4.01 if money intended to pay such principal, premium or interest is held by the Paying Agent for the benefit of holders of Senior Debt of the Company pursuant to the provisions of Article
X. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.

          To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.

SECTION 4.02.  Reports.

          Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as any Notes are out-standing, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

SECTION 4.03.  Compliance Certificate.

          The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year of the Company, an Officers Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 or Article V or, if any
such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers Certificate specifying such Default, Event of Default or default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.  Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05.  Limitation on Restricted Payments.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any indebtedness of the Company or its Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.07(a) and (iii) the aggregate amount of all Restricted Payments made after September 30, 1994 shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received after September 30, 1994 by the Company (but excluding the net cash proceeds received by the Company from its initial public offering of Class A Common Stock on or about November 14, 1994) from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of Section 4.05(b).

          (b) The provisions of Section 4.05(a) will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of
     Section 4.05(a); and

             (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock); and

             (iii) the payment to Nationwide Communications Inc. of the deferred portion of the purchase price for the three television stations that are the subject of the Acquisition Agreement.

SECTION 4.06.  Corporate Existence.

          Subject to Section 4.14 and Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Stock if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or issuance of Disqualified Stock, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is more than 7.0:1; provided that any Indebtedness that is not Senior Debt that is permitted to be incurred hereunder by the Company or any Restricted Subsidiary shall, at the time of incurrence, have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

          (b) Section 4.07(a) will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

             (i)  Senior Bank Debt arising under the Credit Agreement;

             (ii) Indebtedness of any Restricted Subsidiary consisting of a guarantee of the Company's Senior Bank Debt under the New Credit Agreement;

             (iii) Indebtedness of the Company represented by the Notes and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

             (iv)  Indebtedness owed by any Wholly Owned Restricted
     Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or owed by the Company to any Wholly Owned Restricted Subsidiary; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted Subsidiary of the Company; and provided, further, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (iv);

             (v) guarantees of any Restricted Subsidiary that are made in accordance with the provisions of Section 4.15;

             (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

             (vii) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed, as determined in accordance with GAAP, $10,000,000 in the aggregate at any one time outstanding;

             (viii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness described in clauses (i),
     (ii) and (iii) above ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced;

             (ix) Indebtedness of the Company in addition to that described in clauses (i) through (viii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (ix) does not exceed $15,000,000 at any one time outstanding.

SECTION 4.08.  Limitation on Transactions with Affiliates.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, and (iii) the national advertising representation agreements between the Company (or any of its Restricted Subsidiaries) and Adam Young, Inc. existing on the date of this Indenture (and any renewals, extensions or replacements thereof, and any future such agreements with respect to television stations acquired by the Company or its Restricted Subsidiaries after the date of this Indenture, so long as such renewals, extensions, replacements or future agreements are on terms substantially similar to those of such existing agreements) and other transactions in existence on the date of this Indenture and described or referred to in the Final Memorandum, under the caption "Certain Transactions."

SECTION 4.09.  Limitation on Liens.

          The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured thereby, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured thereby; provided, however, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordi-nated Indebtedness of such Subsidiary Guarantor, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subordinated Guarantee.

SECTION 4.10.  Taxes.

          The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Restricted Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.

SECTION 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the New Credit Agreement as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under Section 4.14, and provided further that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under this Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) the Acquisition Agreement or (i) this Indenture.

SECTION 4.12.  Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.13.  Change of Control.

          (a) In the event of a Change of Control, each Holder will have the right, subject to Section 4.13(c) and the other terms and conditions of this Indenture, to require the Company to offer to repurchase all or any portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (a "Change of Control Offer").

          (b) Within 30 days following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof;
(vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

          (c) In the event that a Change of Control occurs at a time when the Company is prohibited from repurchasing the Notes by the New Credit Agreement or any other agreement governing Senior Debt of the Company, the Company will seek to either repay such Senior Debt or obtain the requisite consents of the holders of such Senior Debt to commence a Change of Control Offer to repurchase the Notes within 30 days of the occurrence of the Change of Control; provided, however, that the failure of the Company either to repay such Senior Debt or to obtain such consents shall in no way affect the right of each Holder to have its Notes repurchased or relieve the Company of its obligation hereunder to commence such a Change of Control Offer and to repurchase the Notes pursuant to Sections 4.13(a) and 4.13(b) hereof.

SECTION 4.14.  Limitation on Asset Sales.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of the Board of Directors set forth in an Officers Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities.

          (b) Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (i) permanently reduce any Senior Debt of the Company, and/or (ii) make an investment in, or acquire assets directly related to, the television broadcasting business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt of the Company or temporarily invest such Net Proceeds in any manner permitted by this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

          (c)  As soon as practical, but in no event later than 10 Business
Days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, if and to the extent permitted by the agreements governing any Senior Debt of the Company and the Existing Notes Indenture as in existence on the Issue Date, commence an offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"); provided that prior to making any such Asset Sale Offer the Company may, to the extent required pursuant to the Existing Notes Indentures as in existence on the Issue Date, use all or a portion of such Excess Proceeds to redeem Existing Notes.
Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after comple-tion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in the first sentence of this Section 4.14(c), the Company shall promptly use all Excess Proceeds to permanently reduce such outstanding Senior Debt of the Company.

          (d)  Within 30 days following the occurrence of any Asset Sale
Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the foregoing clause (c)), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed,
(ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Offer Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

SECTION 4.15. Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries.

          (a) In the event that any Restricted Subsidiary, directly or indirectly, guarantees any Indebtedness of the Company other than the Notes (the "Other Indebtedness") the Company shall cause such Restricted Subsidiary to concurrently guarantee (an "Additional Guarantee") the Company's Obligations under this Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's Obligations under the Other Indebtedness (including waiver of subrogation, if any); provided that if such Other Indebtedness is (i) Senior Debt, the Additional Guarantee shall be subordinated in right of payment to the guarantee of such Other Indebtedness, in the same manner and to the same extent as the Notes are subordinated to Senior Debt pursuant to the subordination provisions of this Indenture, and such Additional Guarantee shall be on the same terms and subject to the same conditions as the Initial Guarantees given under this Indenture, (ii) Senior Subordinated Indebtedness, the Additional Guarantee shall be pari passu in right of payment with the guarantee of the Other Indebtedness, or (iii) Subordinated Indebtedness, the Additional Guarantee shall be senior in right of payment to the guarantee of the Other Indebtedness; provided, however, that each Additional Guarantee shall by its terms provide that the Additional Guarantor making such Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Additional Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor.

          (b) To the extent that any Restricted Subsidiary is required to become an Additional Guarantor pursuant to Section 4.15(a), the Company and each Subsidiary Guarantor shall cause such Restricted Subsidiary to execute such instruments and take such actions as the Trustee may require to evidence the Additional Guarantee required under Section 4.15(a).

SECTION 4.16.  Limitation on Incurrence of Senior Subordinated Debt.

          (a) The Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes, and (b) the Company will not, directly or indirectly, permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

SECTION 4.17.  Limitation on Subsidiary Capital Stock.

          The Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clauses (a), (b) or (c).

SECTION 4.18.  Future Subsidiary Guarantors.

          The Company and each Subsidiary Guarantor shall cause each Restricted Subsidiary of the Company which, after the date of this Indenture (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to this Indenture and thereby become an Additional Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in this Indenture (without such Additional Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

SECTION 4.19.  Limitation on Certain Transfers of Assets.

          The Company and the Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or properties to any of the Company's Subsidiaries (other than another Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a fair market value in excess of (i) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases and dispositions and (ii) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business."

SECTION 4.20.  Maintenance of Properties.

          The Company will cause all properties used in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company advantageously conducted at all times; provided however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business or any of its Restricted Subsidiaries.

SECTION 4.21.  Maintenance of Insurance.

          The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.

                                   ARTICLE V

                                  SUCCESSORS

SECTION 5.01.  Merger, Consolidation and Sale of Assets.

          (a) The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to issue at least $1.00 of additional Indebtedness pursuant to Section 4.07(a).

          (b) In the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor if all of its capital stock is sold, shall be released and relieved of any and all Obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if (i) the person or entity surviving such merger or consolidation or acquiring the capital stock of such Subsidiary Guarantor is not a Subsidiary of the Company, and (ii) the Net Proceeds from such sale are used after such sale in a manner that complies with the provisions of Section 4.14 concerning the disposition of Net Proceeds from an Asset Sale.

          (c)  Except as provided in Section 5.01(b), no Subsidiary
Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Subsidiary Guarantor and whether or not such Subsidiary Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than such Subsidiary Guarantor) assumes all the Obligations of such Subsidiary

Guarantor under this Indenture and the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this Section 5.01(c) shall not be a condition to a merger or consolidation of a Subsidiary Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries of the Company.

          (d) Prior to the consummation of any proposed Disposition, merger or consolidation of the Company or a Subsidiary Guarantor or the sale of all or substantially all of the assets of the Company or a Subsidiary Guarantor, the Company shall deliver to the Trustee an Officers Certificate stating that such transaction complies with this Indenture and an Opinion of Counsel stating that such transaction and the supplemental indenture, if required, comply with this Indenture.

SECTION 5.02.  Surviving Person Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Sections 5.01(a) or (c) in which the Company or any Subsidiary Guarantor is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or any such Subsidiary Guarantor under the Notes and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, and the Company or such Subsidiary Guarantor, as the case may be, would be discharged from its obligations under this Indenture, the Notes or its Subsidiary Guarantee, as the case may be.

                               ARTICLE VI

                             DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.

          (a)  Each of the following constitutes an "Event of Default":

             (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of this Indenture);

             (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of this Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

             (iii) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses
     (i) and (ii) above) which failure continues (A) in the case of any such covenant, agreement or warranty contained in Sections 4.05, 4.07, 4.14 and 5.01, for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes and (B) in the case of any other such covenant, agreement or warranty contained in this Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

             (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company, any Subsidiary Guarantor or any other Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

             (v) except as permitted by this Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

             (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by reputable and credit worthy insurance company, or by bond, surety or similar instrument) shall be entered against the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

             (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary with an aggregate fair market value (as determined in good faith by the Company's Board of Directors) of at least $500,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

             (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

             (ix) (a) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Subsidiary Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Subsidiary Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

          (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.  Acceleration.

          (a) If any Event of Default (other than an Event of Default specified under Section 6.01(a)(viii) or (ix)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately; provided, however, that if any Indebtedness is outstanding pursuant to the New Credit Agreement upon a declaration of acceleration of the Notes, the principal and interest on the Notes will not be payable until the earlier of (1) the day which is five Business Days after notice of acceleration is given to the Company and the representative of the lenders under the New Credit Agreement, and (2) the date of acceleration of the Indebtedness under the New Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in Sections 6.01(a)(viii) or (ix), the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.

          (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(a)(iv), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in Section 6.01(a)(iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 15 Business Days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

          (c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the

Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each Holder of Notes affected), or
(ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefore shall deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority of Holders.

          Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

SECTION 6.06.  Limitation of Suits by Holders.

          A Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.

SECTION 6.07.  Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, but subject to
Article X, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          First:   to the Trustee for Trustee Expenses and for amounts due under
                    Section 7.07;

          Second:  to the holders of Senior Debt to the extent required by
                    Article X;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that: (i) this Section 7.01(c) does not limit the effect of
Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be charged with knowledge of any Event of Default described in Section 6.01(a)(iii), (iv), (v), (vi), (vii), (viii) or
(ix) hereof unless a Trust Officer of the Trustee shall have actual knowledge of such Event of Default.

SECTION 7.02.  Rights of Trustee.

          (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers Certificate or Opinion of Counsel; provided that such action or omission does not constitute gross negligence. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

          (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits in good faith that it believes to be authorized or within its rights or powers.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Each Agent shall have the same rights as the Trustee under this
Section 7.03.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Com-pany's use of the proceeds from the Notes or for any money paid to the Company or upon the Company's direction under any provisions of this Indenture; it shall not be responsible for the use or application of any money that any Paying Agent other than the Trustee receives; and, it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  Notice to Holders of Defaults and Events of Default.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

SECTION 7.06.  Reports by Trustee to Holders.

          Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in Section 313 (a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

          Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including, without limitation, reasonable attorney's fees and expenses) the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this Section 7.07. The Trustee shall cooperate in the defense of any such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through negligence or bad faith.

          To secure payment of the Company's obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except that held in trust or as security to pay principal of, and premium, if any, and interest on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

          The Company and the Subsidiary Guarantors' payment obligations pursuant to this Section 7.07 shall survive the resignation and removal of the Trustee and the discharge of this Indenture.

SECTION 7.08.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if: (1) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

SECTION 7.09.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers, (ii) be subject to supervi-sion or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100 million as set forth in its most recently published annual report of condition, and (iv) satisfy the requirements of Sections 310(a)(1),(2) and (5) of the TIA. The Trustee is subject to Section 310(b) of the TIA.

SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                 ARTICLE VIII

                            DISCHARGE OF INDENTURE

SECTION 8.01.  Discharge of Liability on Notes; Defeasance.

          (a) Subject to Sections 8.01(c), 8.02 and 8.06, this Indenture shall cease to be of any further effect after (i) either the Company has delivered to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or all outstanding Notes have become due and payable and the Company has irrevocably deposited with the Trustee or a Paying Agent money and/or U.S. Government Obligations in an amount sufficient (without reinvestment thereof) to pay when due all principal of, premium, if any, and interest on, all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and (ii) the Company pays all other sums payable under this Indenture.

          (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes ("Legal Defeasance Option"), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18, 4.19, 4.20, 4.21, Article V and the provisions of Article X ("Covenant Defeasance Option"). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

          If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in 6.01(a)(iii), (iv), (v),
(vi) or (vii).

          Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

          (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08,
8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.

SECTION 8.02.  Conditions to Defeasance.

          The Company may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if: (i) the Company irrevocably deposits in trust with the Trustee or a Paying Agent money and/or U.S. Government Obligations in an amount that, in the opinion of a nationally recognized firm of independent accountants, is sufficient (without reinvestment thereof) for payment in full of all principal of, and premium, if any, and interest on, the Notes when due; provided, however, that the Company may only make such deposit if Article X does not prohibit payments on the Notes at the time of the deposit; (ii) 91 days have passed since the Company's irrevocable deposit pursuant to Section 8.02(i) (and no Default or Event of Default specified in Section 6.01(a)(viii) or (ix) shall have occurred at any time during such 91-day period); (iii) no other Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect to it; (iv) such deposit does not constitute a default under any other agreement binding on the Company; (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended; (vi) in the case of a Legal Defeasance Option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) there has been a change in applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;
(vii) in the case of a Covenant Defeasance Option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred; and (viii) the Company delivers to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes contemplated by this Article VIII have been satisfied.

SECTION 8.03.  Application of Trust Money.

          The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes. Money deposited with the Trustee or a Paying Agent pursuant to this Article VIII shall not be subject to the provisions of Article X.

SECTION 8.04.  Repayment to Company.

          After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them.

          Any money deposited with the Trustee or a Paying Agent pursuant to this Article VIII for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.05.  Indemnity for U.S. Government Obligations.

          The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to this Article VIII or the principal and interest received on such cash and/or U.S. Government Obligations.

SECTION 8.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations under this Indenture and the Notes, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX

                                  AMENDMENTS

SECTION 9.01.  Amendments and Supplements Permitted Without Consent of
               Holders.

          (a) Notwithstanding Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V in which the Company is not the Surviving Person; (iv) make any change that would (1) provide any additional rights or benefits to Holders or (2) not adversely affect the interests of any Holder, or (v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any future appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties, or immunities under this Indenture or otherwise.

SECTION 9.02.  Amendments and Supplements Requiring Consent of Holders.

          (a) Except as otherwise provided in Sections 9.01(a) and 9.02(c), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

          (c) Without the consent of each Holder affected, no amendment, supplement or waiver to this Indenture shall: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the Holders, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (1) rescind an acceleration of the Notes that resulted from a non-payment default, and (2) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on, the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change to the provisions of Article X that adversely affects Holders, or (ix) make any change in Section 6.04, Section 6.07 or this sentence.

          (d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.  Compliance with TIA.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 9.02(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.  Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee Protected.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

SECTION 9.07.  Amendments Requiring Consent of Holders of Senior Debt.

          No amendment or modification of Article X, this Section 9.07 or
Section 12.15 may be made to this Indenture without the consent of holders of at least a majority of the outstanding principal amount of the loans under the New Credit Agreement (and, to the extent that there are unused commitments under the New Credit Agreement, such unused commitments) and a majority of the outstanding principal amount of each other class of Designated Senior Debt, in each case to the extent that such holders would be adversely affected by such amendment or modification (Senior Bank Debt and any other Designated Senior Debt shall each be a separate class); provided, however, that if some but not all classes of Designated Senior Debt consent to any such amendment or modification, such amendment or modification shall be effective with respect to each consenting class.

                                   ARTICLE X

                                 SUBORDINATION

SECTION 10.01.  Agreement to Subordinate.

          The Company agrees, and each Holder by accepting a Note agrees, any provisions of this Indenture or the Notes to the contrary notwithstanding, that all Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Debt of the Company, and that the subordination of the Notes pursuant to this Article X is for the benefit of all holders of all Senior Debt of the Company, whether outstanding on the Issue Date or issued thereafter.

SECTION 10.02.  Liquidation; Dissolution; Bankruptcy.

          (a) Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any Insolvency or Liquidation Proceeding with respect to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including Post-Petition Interest) before the Holders will be entitled to receive any payment or distribution with respect to the Notes (including payment for the repurchase of Notes upon a Change of Control), and until all Obligations with respect to such Senior Debt of the Company are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders would be entitled shall be made to the holders of the Company's Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by them). Upon any Insolvency or Liquidation Proceeding with respect to the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to except for the provisions of this Indenture shall be paid by the Company, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of the Company's Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Senior Debt of the Company until all such Senior Debt has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, holders of the Company's Senior Debt.

          (b) A distribution may consist of cash, securities or other property, by set-off or otherwise. For purposes of this Article X, the words "cash, securities or other property" shall not include any distribution of securities of the Company or any other corporation provided for in any reorganization proceeding under any Bankruptcy Law if (i) such securities constitute Reorganization Securities, (ii) such distribution was authorized by an order or decree of a court of competent jurisdiction, and (iii) such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the Company not paid in full in connection with such reorganization; provided that (a) all such Senior Debt is assumed by the reorganized corporation, and (b) the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt (or their Representative), individually or as a class, shall have approved such reorganization.

          (c) Notwithstanding anything to the contrary in this Indenture, any Disposition by or involving the Company, or the liquidation or dissolution of the Company following any Disposition, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such Disposition is permitted under Article V.

SECTION 10.03.  Default on Senior Debt.

          The Company shall not make any payment upon or in respect of the Notes if (i) a default in the payment of the principal of, or premium, if any, or interest on, any Designated Senior Debt occurs and is continuing, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received written notice (a

"Payment Blockage Notice") from the Representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in this Indenture, shall be paid) (i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived, and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

SECTION 10.04.  Acceleration of Notes.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify each holder of the Company's Senior Debt of the acceleration.

SECTION 10.05.  When Distributions Must Be Paid Over.

          If the Company shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other Obligation in respect to the Notes, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any Obligation in respect of the Notes, at a time when such payment is prohibited by this Article X, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Company's Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all outstanding Senior Debt of the Company until all such Senior Debt has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, the holders of the Company's Senior Debt.

          With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article X, and no implied covenants or obligations with respect to any holders of the Company's Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Company's Senior Debt, and shall not be liable to any holders of such Senior Debt if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person money or assets to which any holders of such Senior Debt are entitled pursuant to this Article X, except if such payment is made at a time when a Trust Officer has knowledge that the terms of this Article X prohibit such payment.

SECTION 10.06.  Notice.

          Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article X, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of the Company's Senior Debt or a Representative of any holders of such Senior Debt; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Company's Senior Debt (or a Representative thereof) to establish that such notice has been given.

          The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any other Obligation in respect of the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company provided in this Article X or the rights of holders of such Senior Debt under this
Article X.

SECTION 10.07.  Subrogation.

          After all Senior Debt of the Company has been paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this
Article X to holders of the Company's Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on its Senior Debt.

SECTION 10.08.  Relative Rights.

          This Article X defines the relative rights of Holders and holders of the Company's Senior Debt. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the Company's Obligations, which are absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Notes in accordance with their terms; (2) affect the relative rights of Holders and the Company's creditors other than their rights in relation to holders of the Company's Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Company's Senior Debt to receive distributions and payments otherwise payable to Holders.

          Nothing contained in this Article X or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the Obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Company's Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article X of the holders of such Senior Debt.

          The failure to make a payment on account of principal of, or interest on the Notes by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 10.09.  The Company and Holders May Not Impair Subordination.

          (a) No right of any holder of the Company's Senior Debt to enforce the subordination as provided in this Article X shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

          (b) Without in any way limiting Section 10.09(a), the holders of any Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or re-leasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Debt, (2) any security for, or any Guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability issued in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof;
(iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Company's Senior Debt) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability issued in respect of such Senior Debt.

SECTION 10.10.  Distribution or Notice to Representative.

          Whenever a distribution is to be made, or a notice given, to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of any of the Company's Senior Debt pursuant to this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Debt or a Custodian, in ascertaining the holders of such Senior Debt entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Debt and all other facts pertinent to such payment or distribution or to this Article X.

SECTION 10.11.  Rights of Trustee and Paying Agent.

          The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this Article X.

Only the Company, a Representative of Senior Debt, or a holder of Senior Debt that has no Representative may give such notice.

          To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Debt) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  Authorization to Effect Subordination.

          Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any bankruptcy, reorganization, insolvency or receivership proceeding and causing such claim to be approved).

          If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Debt of the Company are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

SECTION 10.13.  Payment.

          A payment on account of or with respect to any Note shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

                                  ARTICLE XI

                              INITIAL GUARANTEES

SECTION 11.01.  Initial Guarantees.

          (a) Each Initial Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee that: (i) the princi-pal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise. In the event that the Company fails to pay any amount guaranteed by the Initial Guarantors for any reason whatsoever, the initial Guarantors will be jointly and severally obligated to pay such amount immediately. The Initial Guarantors hereby further agree that their Obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of an Initial Guarantor. Each Initial Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee of the Company's Obligations under this Indenture and the Notes will not be discharged except by complete performance by the Company or another Guarantor of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Initial Guarantor or a Custodian of the Company or an Initial Guarantor any amount paid by the Company or any Initial Guarantor to the Trustee or such Holder, the Guarantee of the Company's Obligations under this Indenture and the Notes by each Initial Guarantor shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Initial Guarantor hereby acknowledges and agrees that, as between the Initial Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of the Initial Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Initial Guarantors for the purpose of the Initial Guarantees.

          (b) Each Initial Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that such Initial Guarantor would have against the Company at any time as a result of any payment in respect of its Initial Guarantee (whether contractual, under section 509 of the Bankruptcy Code, or otherwise).

          (c) Each Initial Guarantor that makes or is required to make any payment in respect of its Initial Guarantee shall be entitled to seek contribution from the other Initial Guarantors to the extent permitted by applicable law.

SECTION 11.02.  Trustee to Include Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "Trustee" as used in this Article XI shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XI in place of the Trustee.

SECTION 11.03.  Subordination of Initial Guarantees.

          Each Initial Guarantor's Obligations under its Initial Guarantee shall be (i) junior and subordinated in right of payment to any Senior Debt of such Initial Guarantor and any Guarantee by such Initial Guarantor of any Senior Debt of the Company in the same manner and to the same extent as the Notes are subordinated to Senior Debt of the Company pursuant to Article X, (ii) pari passu in right of payment with any Senior Subordinated Debt of such Initial Guarantor and any Guarantee by such Initial Guarantor of Senior Subordinated Debt of the Company, and (iii) senior in right of payment to any Subordinated Debt of such Initial Guarantor and any Guarantee by such Initial Guarantor of any Subordinated Debt of the Company.

SECTION 11.04.  Senior Subordinated Debt of Initial Guarantors.

          Each Initial Guarantor hereby agrees that it will not issue, Guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of such Initial Guarantor and senior in any respect in right of payment to its Initial Guarantee.

SECTION 11.05.  Limits on Initial Guarantees.

          (a) Notwithstanding anything to the contrary in this Article XI, the aggregate amount of the Obligations guaranteed under this Indenture by any Initial Guarantor shall be reduced to the extent necessary to prevent the Initial Guarantee of such Initial Guarantor from violating or becoming voidable under any law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors.

          (b) With respect to the relative rights of the Holders and the holders of Senior Debt of the Company and any Guarantee of Senior Debt of the Company, each Initial Guarantor agrees, and each Holder by accepting a Note agrees, that any Designated Senior Debt and any Guarantee of any Designated Senior Debt shall be deemed to have been incurred prior to the incurrence by the Initial Guarantor of its Obligations under its Initial Guarantee.

SECTION 11.06.  Execution of Initial Guarantee.

          To evidence their Initial Guarantee set forth in this Article XI, each Initial Guarantor hereby agrees to execute the Initial Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Initial Guarantor hereby agrees that its Initial Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Initial Guarantee. Each such Initial Guarantee shall be signed on behalf of each Initial Guarantor by an Officer (who shall have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Initial Guarantee on behalf of such Initial Guarantor. Such signatures upon the Initial Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Initial Guarantee, and in case any such Officer who shall have signed the Initial Guarantee shall cease to be such Officer before the Note on which such Initial Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Initial Guarantee had not ceased to be such Officer of the Initial Guarantor.

                               ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls.

          If any provisions of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 12.02.  Notices.

          Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

          If to the Company or to any Subsidiary Guarantor:

                    Young Broadcasting Inc.
                    599 Lexington Avenue
                    New York, New York  10022
                    Attention:  Mr. Vincent J. Young
                    Telecopier:  (212) 758-1229

          With a copy to:

                    Robert L. Winikoff, Esq.
                    Cooperman Levitt Winikoff Lester & Newman, P.C. 800 Third Avenue
                    New York, New York  10022
                    Telecopier:  (212) 755-2839

          If to the Trustee:

                    First Union National Bank
                    230 South Tryon Street, 9th Floor - NC1179
                    Charlotte, North Carolina  28288-1179
                    Attn:  Corporate Trust
                    Telecopier:  (704) 383-7316

          For Purposes of Section 4.12:

                    First Union National Bank
                    40 Broad Street - 5th Floor/Suite 550
                    New York, New York  10004
                    Attn:  Corporate Trust
                    Telecopier: (212) 248-0438

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  Communication by Holders with Other Holders.

          Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 12.06.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  Legal Holidays.

          If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  No Recourse Against Others.

          No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

SECTION 12.09.  Counterparts.

          This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10.  Initial Appointments, Compliance Certificates.

          The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1995.

SECTION 12.11.  Governing Law.

          The laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

SECTION 12.12.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 12.13.  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14.  Severability.

          If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15.  Third Party Beneficiaries.

          Holders of Senior Debt of the Company are third party beneficiaries of, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

SECTION 12.16.  Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                                   SIGNATURES
                                   ----------

               THE COMPANY:
               -------------------------------------------
                         YOUNG BROADCASTING INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:


               THE INITIAL GUARANTORS:
               -------------------------------------------
               YOUNG BROADCASTING OF ALBANY, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF LA CROSSE, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF LANSING, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------

               WINNEBAGO TELEVISION CORPORATION
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF NASHVILLE, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------

               YBT, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               WKRN, L.P.
               By:  Young Broadcasting of Nashville, Inc.,
               General Partner
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------

               YOUNG BROADCASTING OF LOUISIANA, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               LAT, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               KLFY, L.P.
               By:  Young Broadcasting of Louisiana, Inc.,
               General Partner
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF RICHMOND, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------

               YOUNG BROADCASTING OF GREEN BAY, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF KNOXVILLE, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               WATE, L.P.
               By:  Young Broadcasting of Knoxville, Inc.,
               General Partner
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YBK, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------

               YOUNG BROADCASTING OF DAVENPORT, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF SIOUX FALLS, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF RAPID CITY, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               YOUNG BROADCASTING OF LOS ANGELES, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------
               FIDELITY TELEVISION, INC.
Attest:        By:
                  ----------------------------------------
               Name:
               Title:
-------------

               FIRST UNION NATIONAL BANK, as Trustee
               By:
                  ----------------------------------------
               Name:
               Title:

                                                                     EXHIBIT A-1
                                                                     -----------

                            [FORM OF SERIES A NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO YOUNG BROADCASTING INC. (THE "COMPANY"), OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR TRANSFER AGENT FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                 (Face of Note)

                            YOUNG BROADCASTING INC.

                    8 3/4% Senior Subordinated Note due 2007

No. ____________                                                $__________

          Young Broadcasting Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of
_______________________ Dollars on June 15, 2007.

          Interest Payment Dates: June 15 and December 15, commencing December 15, 1997

          Record Dates:  June 1 and December 1

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereon.

                              YOUNG BROADCASTING INC.



                              By:  ______________________________


                              By:  ______________________________

                              [SEAL]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

First Union National Bank, as Trustee

By:
   -------------------------------
   Authorized Signature

                                 (Back of Note)

                    8 3/4% SENIOR SUBORDINATED NOTE DUE 2007

         1. INTEREST. Young Broadcasting Inc. (the "Company") promises to pay interest on the principal amount of this note at the rate and in the manner specified below. Interest on this note will accrue at 8 3/4% per annum from the date this note is issued until maturity and will be payable semiannually in cash on June 15 and December 15 of each year, or if any such day is not a business day on the next succeeding business day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first interest payment date shall be december 15, 1997. The company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2.    METHOD OF PAYMENT.  The Company will pay interest on this
Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date even if such note is cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a PAying Agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. First Union National Bank (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Affiliates may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 15, 1997 (The "Indenture"), by and among the Company, as issuer of the Notes, Young Broadcasting of Albany, Inc., Young Broadcasting of La Crosse, Inc., Young Broadcasting of Lansing, Inc., Winnebago Television Corporation, Young Broadcasting of Nashville, Inc., Ybt, Inc., Wkrn, L.p., Young Broadcasting of Louisiana, Inc., LAT, Inc., KLFY, L.P., Young Broadcasting of Richmond, Inc., Young Broadcasting of Green Bay, Inc., Young

Broadcasting of Knoxville, Inc., WATE, L.P., YBK, Inc., Young Broadcasting of Davenport, Inc., Young Broadcasting of Sioux Falls, Inc., Young Broadcasting of Rapid City, Inc., Young Broadcasting of Los Angeles, Inc., and Fidelity Television, Inc., as guarantors of the Company's obligations under the Indenture and the Notes (each an "Initial Guarantor") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.s. Code (S)(S) 77AAA-77BBBB) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured general obligations of the Company limited to $200,000,000 in aggregate principal amount.

          5.    REDEMPTION PROVISIONS.

          The Notes may not be redeemed at the option of the Company prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:


                        Year                            Percentage

                2002.................................     104.375%
                2003.................................     102.917%
                2004.................................     101.458%
                2005 and thereafter..................     100.000%


          Notwithstanding the foregoing, at any time prior to June 15, 2000, the Company, at its option, may redeem the Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 108 3/4% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66.7% of the aggregate principal amount of the Notes originally issued.

          6.    MANDATORY OFFERS.

          (a) Within 30 days after any Change of Control or any Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Sections 4.13 (with respect to Change of Control Offers) or 4.14 (with respect to Asset Sale Offers) of the Indenture.

          (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

          (c) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and
(iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

          (d) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and all other applicable securities laws and regulations in connection with any Offer.

          7. NOTICE OF REDEMPTION OR PURCHASE. At least 30 days but not more than 60 days before any redemption date, the Company shall mail by first class mail a notice of redemption to each Holder Of Notes or portions thereof that are to be redeemed.

          8. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the notes or portions thereof called for redemption or accepted for purchase on such date.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer.

          10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

          11.    AMENDMENTS AND WAIVERS.

          (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

          (b)  Notwithstanding Section 11(a) above, the Company and the
Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V and in which the Company is not the Surviving Person; make any change that would provide any additional rights or benefits to Holders or not adversely affect the interests of any Holder; or comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected. Additionally, certain provisions of the Indenture cannot be amended or modified without the consent of at least a majority of the outstanding principal amount of each class of Senior Debt of the Company outstanding.

          12. DEFAULTS AND REMEDIES. Events Of Default include: default for 30 days in the payment when due of interest on the Notes; default in the payment when due of principal on the notes; failure to perform or comply with certain covenants, agreements or warranties in the Indenture which failure continues for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes; failure to perform or comply with other covenants, agreements or warranties in the indenture which failure continues for 60 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes; defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other indebtedness; except as permitted under the Indenture, any subsidiary guarantee shall cease for any reason to be in full force and effect; certain judgments that remain undischarged; dispositions by holders of certain indebtedness of assets of the company, any subsidiary guarantor or any other restricted subsidiary; and certain events of bankruptcy or insolvency involving the Company, any subsidiary guarantor or any other restricted subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all outstanding Notes to be due and payable immediately in an amount equal to the principal amount of and premium on, if any, such Notes, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of and premium on, if any, and any accrued and unpaid interest on, the Notes becomes due and payable immediately without further action or notice. subject to certain exceptions, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. the Trustee may withhold from Holders notice of any continuing default (except a payment default) if it determines that such withholding is in their interests.

          13. INITIAL GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, to the extent lawful) on the Notes and all other obligations of the Company to the Holders or the Trustee under the indenture and the Notes is, jointly and severally, unconditionally guaranteed by each of the initial guarantors pursuant to and subject to the terms of Article XI of the Indenture.

          14.    SUBORDINATION.

          (a) All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in
Article X of the Indenture, to the prior payment in full in cash of all Obligations owed under and respect of all Senior Debt of the Company, and the subordination of the Notes is for the benefit of all holders of all Senior Debt of the Company, whether outstanding on the Issue Date or issued thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

          (b)  Each Initial Guarantor's Obligations under its Initial
Guarantee shall be (i) junior and subordinated in right of payment to any Senior Debt of the Company and to any Senior Debt of such Initial Guarantor; (ii) pari passu in right of payment with any Senior Subordinated Debt of the Company, and
(iii) senior in right of payment to any Subordinated Debt of such Initial Guarantor and any Guarantee by such Initial Guarantor of any Subordinated Debt of the Company.

          15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

          16. NO RECOURSE AGAINST OTHERS. NO director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          17. SUCCESSOR SUBSTITUTED. Upon the merger, consolidation or other business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the surviving person (if other than the Company) resulting from such disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such surviving person had been named as the Company in the Indenture.

          18. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

          19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          20. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Request may be made to: Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          FOR VALUE RECEIVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto

--------------------------------------------------------------------------------
     Please insert social security or other identifying number of assignee

--------------------------------------------------------------------------------
              Please print or typewrite name and address including
                              zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ to transfer said Note on the books of the Company. The Agent may substitute another to act for him.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 23, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ----------

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

[  ]   (b)  this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________
                              NOTICE:  To be executed by an executive
                                       officer

                            FORM OF NOTATION ON NOTE
                             RELATING TO GUARANTEE

          Each Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in Article XI of the Indenture, to which reference is hereby made.


    Guarantors:

    YOUNG BROADCASTING OF ALBANY, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF LA CROSSE, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF LANSING, INC.
    By:
        ---------------------------------
    Name:
    Title:

    WINNEBAGO TELEVISION CORPORATION
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF NASHVILLE, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YBT, INC.
    By:
        ---------------------------------
    Name:
    Title:

    WKRN, L.P.
    By:  Young Broadcasting of Nashville, Inc.,
    General Partner
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF LOUISIANA, INC.
    By:
        ---------------------------------
    Name:
    Title:

    LAT, INC.
    By:
        ---------------------------------
    Name:
    Title:

    KLFY, L.P.
    By:  Young Broadcasting of Louisiana, Inc.,
    General Partner
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF RICHMOND, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF GREEN BAY, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF KNOXVILLE, INC.
    By:
        ---------------------------------
    Name:
    Title:

    WATE, L.P.
    By:  Young Broadcasting of Knoxville, Inc.,
    General Partner
    By:
        ---------------------------------
    Name:
    Title:

    YBK, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF DAVENPORT, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF SIOUX FALLS, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF RAPID CITY, INC.
    By:
        ---------------------------------
    Name:
    Title:

    YOUNG BROADCASTING OF LOS ANGELES, INC.
    By:
        ---------------------------------
    Name:
    Title:

    FIDELITY TELEVISION, INC.
    By:
        ---------------------------------
    Name:
    Title:

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you elect to have this Note purchased by the Company pursuant to
Section 4.13 of the Indenture, check the box:  [_]

          If you elect to have this Note purchased by the Company pursuant to
Section 4.14 of the Indenture, check the box:  [_]

          If you elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1,000 only):

$________________

Date:  _________________     Your Signature: _______________________________
                             (Sign exactly as your name appears on the other side of this Note)

               Signature Guarantee:  ____________________________

                            [FORM OF SERIES B NOTE]

                                                                     EXHIBIT A-2
                                                                     -----------

                                 (Face of Note)

                            YOUNG BROADCASTING INC.

                    8 3/4% Senior Subordinated Note due 2007

No. ____________                                                    $__________

          Young Broadcasting Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of
_______________________ Dollars on June 15, 2007.

          Interest Payment Dates: June 15 and December 15, commencing December 15, 1997

          Record Dates:  June 1 and December 1

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereon.

                              YOUNG BROADCASTING INC.

                              By:  ______________________________


                              By:  ______________________________

                              [SEAL]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

First Union National Bank, as Trustee

By:  ______________________
     Authorized Signature

                                 (Back of Note)
                    8 3/4% SENIOR SUBORDINATED NOTE DUE 2007



         1. INTEREST. Young Broadcasting Inc. (the "Company") promises to pay interest on the principal amount of this note at the rate and in the manner specified below. Interest on this note will accrue at 8 3/4% per annum from the date this Note is issued until maturity and will be payable semiannually in cash on June 15 and December 15 of each year, or if any such day is not a business day on the next succeeding business day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first interest payment date shall be December 15, 1997. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2.    METHOD OF PAYMENT.  The Company will pay interest on this
Note (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the record date for the next interest payment date even if such note is cancelled after such record date and on or before such interest payment date. Holders must surrender Notes to a paying agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. however, the company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a holder's registered address.

          3. PAYING AGENT AND REGISTRAR. First Union National Bank (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Affiliates may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 15, 1997 (the "Indenture"), by and among the Company, as issuer of the Notes, Young Broadcasting of Albany, Inc., Young Broadcasting of La Crosse, Inc., Young Broadcasting of Lansing, Inc., Winnebago Television Corporation, Young Broadcasting of Nashville, Inc., YBT, Inc., WKRN, L.P., Young Broadcasting of Louisiana, Inc., LAT, Inc., KLFY, L.P., Young Broadcasting of Richmond, Inc., Young Broadcasting of Green Bay, Inc., Young Broadcasting of Knoxville, Inc., WATE, L.P., YBK, Inc., Young Broadcasting of Davenport,

Inc., Young Broadcasting of Sioux Falls, Inc., Young Broadcasting of Rapid City, Inc., Young Broadcasting of Los Angeles, Inc. And Fidelity Television, Inc., as guarantors of the Company's obligations under the Indenture and the Notes (each an "Initial Guarantor") and the Trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. code (S)(S) 77AAA-77BBBB) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured general obligations of the company limited to $200,000,000 in aggregate principal amount.

          5.    REDEMPTION PROVISIONS.

          The Notes may not be redeemed at the option of the Company prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

                                 Year                    Percentage

                2002................................     104.375%
                2003................................     102.917%
                2004................................     101.458%
                2005 and thereafter.................     100.000%


          Notwithstanding the foregoing, at any time prior to June 15, 2000, the Company, at its option, may redeem the Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 108 3/4% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66.7% of the aggregate principal amount of the Notes originally issued.

          6.    MANDATORY OFFERS.

          (a) Within 30 days after any Change of Control or any Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Sections 4.13 (with respect to Change of Control Offers) or 4.14 (with respect to Asset Sale Offers) of the Indenture.

          (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

          (c) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and
(iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

          (d) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and all other applicable securities laws and regulations in connection with any Offer.

          7. NOTICE OF REDEMPTION OR PURCHASE. At least 30 days but not more than 60 days before any redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

          8. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an offer.

          10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

          11.    AMENDMENTS AND WAIVERS.

          (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

          (b)  Notwithstanding Section 11(a) above, the Company and the
Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V and in which the Company is not the Surviving Person; make any change that would provide any additional rights or benefits to Holders or not adversely affect the interests of any Holder; or comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected. Additionally, certain provisions of the Indenture cannot be amended or modified without the consent of at least a majority of the outstanding principal amount of each class of Senior Debt of the Company outstanding.

          12. DEFAULTS AND REMEDIES. Events of Default include: default for 30 days in the payment when due of interest on the Notes; default in the payment when due of principal on the Notes; failure to perform or comply with certain covenants, agreements or warranties in the Indenture which failure continues for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes; failure to perform or comply with other covenants, agreements or warranties in the Indenture which failure continues for 60 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes; defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; except as permitted under the Indenture, any subsidiary guarantee shall cease for any reason to be in full force and effect; certain judgments that remain undischarged; dispositions by Holders of certain indebtedness of assets of the Company, any subsidiary guarantor or any other restricted subsidiary; and certain events of bankruptcy or insolvency involving the Company, any subsidiary guarantor or any other restricted subsidiary. If an Event Of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all outstanding Notes to be due and payable immediately in an amount equal to the principal amount of and premium on, if any, such Notes, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of and premium on, if any, and any accrued and unpaid interest on, the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may withhold from Holders notice of any continuing default (except a payment default) if it determines that such withholding is in their interests.

          13. INITIAL GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, to the extent lawful) on the Notes and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes is, jointly and severally, unconditionally guaranteed by each of the initial Guarantors pursuant to and subject to the terms of Article XI of the Indenture.

          14.    SUBORDINATION.

          (a) All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in
Article X of the Indenture, to the prior payment in full in cash of all Obligations owed under and respect of all Senior Debt of the Company, and the subordination of the Notes is for the benefit of all holders of all Senior Debt of the Company, whether outstanding on the Issue Date or issued thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

          (b)  Each Initial Guarantor's Obligations under its Initial
Guarantee shall be (i) junior and subordinated in right of payment to any Senior Debt of the Company and to any Senior Debt of such Initial Guarantor; (ii) pari passu in right of payment with any Senior Subordinated Debt of the Company, and
(iii) senior in right of payment to any Subordinated Debt of such Initial Guarantor and any Guarantee by such Initial Guarantor of any Subordinated Debt of the Company.

          15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

          16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company un-der the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. each holder by accepting a Note waives and releases such persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          17. SUCCESSOR SUBSTITUTED. Upon the merger, consolidation or other business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the surviving person (if other than the Company) resulting from such disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such surviving person had been named as the Company in the Indenture.

          18. GOVERNING LAW. This note shall be governed by and construed in accordance with the laws of the State Of New York, without regard to the conflict of laws provisions thereof.

          19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          20. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), AND U/G/M/A (= Uniform Gifts to Minors Act).

          21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Request may be made to: Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          FOR VALUE RECEIVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto

--------------------------------------------------------------------------------
     Please insert social security or other identifying number of assignee

--------------------------------------------------------------------------------
              Please print or typewrite name and address including
                              zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ to transfer said Note on the books of the Company. The Agent may substitute another to act for him.

Date:  ______________    Your Signature:  ____________________________
                                     (Sign exactly as your name appears on the other side of this Note)

             Signature Guarantee:  _______________________________

                            FORM OF NOTATION ON NOTE
                             RELATING TO GUARANTEE

          Each Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in Article XI of the Indenture, to which reference is hereby made.

                            Guarantors:
                            YOUNG BROADCASTING OF ALBANY, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF LA CROSSE, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF LANSING, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            WINNEBAGO TELEVISION CORPORATION
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF NASHVILLE, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YBT, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            WKRN, L.P.
                            By:  Young Broadcasting of Nashville, Inc.,
                            General Partner
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF LOUISIANA, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            LAT, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            KLFY, L.P.
                            By:  Young Broadcasting of Louisiana, Inc.,
                            General Partner
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF RICHMOND, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF GREEN BAY, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF KNOXVILLE, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            WATE, L.P.
                            By:  Young Broadcasting of Knoxville, Inc.,
                            General Partner
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YBK, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF DAVENPORT, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF SIOUX FALLS, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF RAPID CITY, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            YOUNG BROADCASTING OF LOS ANGELES, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                            FIDELITY TELEVISION, INC.
                            By:
                                ------------------------------------
                            Name:
                            Title:

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you elect to have this Note purchased by the Company pursuant to
Section 4.13 of the Indenture, check the box:  [ ]

          If you elect to have this Note purchased by the Company pursuant to
Section 4.14 of the Indenture, check the box:  [ ]

          If you elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1,000 only):

$________________

Date:  _________________     Your Signature: _______________________________
                             (Sign exactly as your name appears on the other side of this Note)

               Signature Guarantee:  ____________________________

________________  Your Signature: _________________________________
                           (Sign exactly as your name appears on

                           the other side of this Note)

               Signature Guarantee:  ____________________________

                                                                       EXHIBIT B
                                                                       ---------

                      FORM OF LEGEND FOR BOOK-ENTRY NOTES

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                               ___________, ____

First Union National Bank
230 South Tryon Street
9th Floor - NC 1179
Charlotte, North Carolina  28288-1179
Attention:  Corporate Trust Department

Re:  Young Broadcasting Inc. 8 3/4%
     Senior Subordinated Notes due 2007
     ----------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of 8 3/4% Senior Subordinated Notes due 2007 (the "Securities") of Young Broadcasting, Inc. (the "Company"), we confirm that:

          1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of June 15, 1997 pursuant to which the Securities were issued and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only
(A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) in-side the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          3. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certifications, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          5. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              By:
                                  -----------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT D
                                                                       ---------

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

                                                            ______________, ____

First Union National Bank
230 South Tryon Street
9th Floor - NC 1179
Charlotte, North Carolina  28288-1179

Attention:  Corporate Trust Department

          Re:  Young Broadcasting Inc. (the "Company")
               8 3/4% Senior Subordinated Notes due
               2007 (the "Securities")
               ---------------------------------------

Dear Sirs:

          In connection with our proposed sale of $___________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:
                                  ---------------------------------
                                      [Authorized Signature]